Exhibit 24


                                         POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

        WHEREAS, Southern New England Telecommunications Corporation, a Connecticut corporation ("Corporation"), proposes to file shortly with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended ("Act"), a registration statement on Form S-4 for the registration, under said Act, of up to 1,000,000 shares of the Corporation's common stock in connection with the acquisition through an exchange of common stock of all of the outstanding common stock of The Woodbury Telephone Company; and

        WHEREAS, each of the undersigned is an officer or director, or both, of the Corporation, and holds the office, or offices, in the Corporation herein below indicated under their name, respectively;

        NOW, THEREFORE, the undersigned, and each of them, hereby constitutes and appoints Madelyn M. DeMatteo their attorney-in-fact for them and in their name, place and stead, and in each of their offices and capacities with the Corporation, to sign and file such registration statement and any and all additional post-effective amendments in connection with the acquisition through an exchange of common stock of all of the outstanding common stock of The Woodbury Telephone Company, including prospectuses and amendments thereto, and the exhibits thereto, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 11th day of December, 1996.

Principal Executive Officer:                     Directors:


/s/ Daniel J. Miglio                             /s/ William F. Andrews

Daniel J. Miglio                                 William F. Andrews, Director
Chairman, President, Chief
Executive Officer and Director

Principal Financial and Accounting Officer:      /s/ Richard H. Ayers

                                                 Richard H. Ayers, Director

/s/ Donald R. Shassian
Senior Vice President and
Chief Financial Officer                          /s/ Zo<e"> Baird

                                                 Zo<e"> Baird, Director



                                                 /s/ Robert L. Bennett

                                                 Robert L. Bennett, Director



                                                 /s/ Barry M. Bloom

                                                 Barry M. Bloom, Director



                                                 /s/ Frank J. Connor

                                                 Frank J. Connor, Director



                                                 /s/ William R. Fenoglio

                                                 William R. Fenoglio, Director



                                                 /s/ Claire L. Gaudiani

                                                 Claire L. Gaudiani, Director



                                                 /s/ James R. Greenfield

                                                 James R. Greenfield, Director



                                                 /s/ Ira D. Hall

                                                 Ira D. Hall, Director



                                                 /s/ Burton G. Malkiel

                                                 Burton G. Maikiel, Director



                                                 /s/ Frank R. O'Keefe, Jr.
                                                 Frank R. O'Keefe, Jr., Director